SLM Student Loan Trust 2002-3
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/1/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$802,506,098.91	$96,238,918.72	$706,267,180.19
	ii	Interest to be Capitalized	11,209,073.29		10,538,080.26

	iii	Total Pool	$813,715,172.20		$716,805,260.45

	iv	Specified Reserve Account Balance	2,034,287.93		1,792,013.15

	v	Total Adjusted Pool	$815,749,460.13		$718,597,273.60

B	i	Weighted Average Coupon (WAC)	3.335%		3.282%
	ii	Weighted Average Remaining Term	111.80		110.75
	iii	Number of Loans	231,041		209,453
	iv	Number of Borrowers	129,361		117,356
	v	Aggregate Outstanding Principal Balance - T-Bill	$365,193,769.86		$318,251,915.59
	vi	Aggregate Outstanding Principal Balance - CP	$448,521,402.34		$398,553,344.86

						% of		% of
Notes and Certificates				Spread	Balance 7/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1 Notes	78442GDP8	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GDQ6	0.040%	25,536,460.13	3.130%	(0.00)	0.000%
	iii	A-3 Notes	78442GDR4	0.080%	232,000,000.00	28.440%	160,384,273.60	22.319%
	iv	A-4 Notes	78442GDS2	0.140%	512,277,000.00	62.798%	512,277,000.00	71.288%
	v	B Notes	78442GDT0	0.470%	45,936,000.00	5.631%	45,936,000.00	6.392%

	vi	Total Notes			$815,749,460.13	100.000%	$718,597,273.60	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,034,287.93	$1,792,013.15
	iv	Reserve Account Floor Balance ($)	$1,497,519.00	$1,497,519.00
	v	Current Reserve Acct Balance ($)	$2,034,287.93	$1,792,013.15

II. 2002-3 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$92,750,581.63
	ii	Principal Collections from Guarantor	5,812,121.19
	iii	Principal Reimbursements	24,414.44
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$98,587,117.26

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$105,610.14
	ii	Capitalized Interest	(2,453,808.68)

	iii	Total Non-Cash Principal Activity	$(2,348,198.54)

C	Total Student Loan Principal Activity		$96,238,918.72

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,253,002.63
	ii	Interest Claims Received from Guarantors	159,427.18
	iii	Collection Fees/Returned Items	45,221.56
	iv	Late Fee Reimbursements	197,933.50
	v	Interest Reimbursements	32,549.61
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	557,687.70
	viii	Subsidy Payments	1,067,260.50

	ix	Total Interest Collections	$5,313,082.68

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$954.04
	ii	Capitalized Interest	2,453,808.68

	iii	Total Non-Cash Interest Adjustments	$2,454,762.72

F	Total Student Loan Interest Activity		$7,767,845.40

G	Non-Reimbursable Losses During Collection Period		$102,460.06

H	Cumulative Non-Reimbursable Losses to Date		$826,628.05

III. 2002-3 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$17,278,677.75
	ii	Consolidation Principal Payments	81,284,025.07
	iii	Reimbursements by Seller	(8,220.51)
	iv	Borrower Benefits Reimbursed	15,145.31
	v	Reimbursements by Servicer	1,404.02
	vi	Re-purchased Principal	16,085.62

	vii	Total Principal Collections	$98,587,117.26

B	Interest Collections
	i	Interest Payments Received	$4,216,733.46
	ii	Consolidation Interest Payments	820,644.55
	iii	Reimbursements by Seller	1,124.49
	iv	Borrower Benefits Reimbursed	17,675.72
	v	Reimbursements by Servicer	12,818.76
	vi	Re-purchased Interest	930.64
	vii	Collection Fees/Returned Items	45,221.56
	viii	Late Fees	197,933.50

	ix	Total Interest Collections	$5,313,082.68

C	Other Reimbursements		$40,907.88

D	Administrator Account Investment Income		$-

E	Return funds borrowed for previous distribution		$-

	TOTAL FUNDS RECEIVED		$103,941,107.82

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,157,365.88)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$102,783,741.94

G	Servicing Fees Due for Current Period		$541,652.44

H	Carryover Servicing Fees Due		$-

I	Administration Fees Due		$20,000.00

J	Aggregate Swap Fees Due		$10,310.17

K	Total Fees Due for Period		$571,962.61

IV. 2002-3	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	2.821%	2.771%	25,816	22,166	11.174%	10.583%	$93,324,699.10	$78,338,701.63	11.629%	11.092%

Grace
Current	2.823%	2.772%	11,875	12,433	5.140%	5.936%	$53,128,612.15	$55,605,889.21	6.620%	7.873%

TOTAL INTERIM	2.821%	2.772%	37,691	34,599	16.314%	16.519%	$146,453,311.25	$133,944,590.84	18.249%	18.965%
REPAYMENT
Active
Current	3.579%	3.545%	104,090	91,251	45.053%	43.566%	$334,523,587.99	$279,754,042.18	41.685%	39.610%
31-60 Days Delinquent	3.569%	3.527%	7,363	6,702	3.187%	3.200%	$24,254,202.70	$21,855,292.63	3.022%	3.094%
61-90 Days Delinquent	3.546%	3.514%	4,922	5,207	2.130%	2.486%	$16,062,846.05	$17,433,352.28	2.002%	2.468%
91-120 Days Delinquent	3.545%	3.538%	3,577	3,231	1.548%	1.543%	$11,987,291.00	$10,409,089.28	1.494%	1.474%
> 120 Days Delinquent	3.541%	3.514%	10,600	10,594	4.588%	5.058%	$34,797,995.28	$34,253,345.23	4.336%	4.850%

Deferment
Current	2.908%	2.861%	32,731	32,554	14.167%	15.542%	$114,131,274.83	$110,232,320.72	14.222%	15.608%

Forbearance
Current	3.532%	3.498%	28,802	24,309	12.466%	11.606%	$116,713,889.64	$95,518,130.37	14.544%	13.524%

TOTAL REPAYMENT	3.450%	3.401%	192,085	173,848	83.139%	83.001%	$652,471,087.49	$569,455,572.69	81.305%	80.628%
Claims in Process (1)	3.494%	3.532%	1,262	996	0.546%	0.476%	$3,576,691.15	$2,843,999.92	0.446%	0.403%
Aged Claims Rejected (2)	3.420%	3.370%	3	10	0.001%	0.005%	$5,009.02	$23,016.74	0.001%	0.003%
GRAND TOTAL	3.335%	3.282%	231,041	209,453	100.000%	100.000%	$802,506,098.91	$706,267,180.19	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2002-3 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL-Subsidized	3.217%	125,316	$366,679,531.04	51.918%
- GSL-Unsubsidized	3.134%	73,540	$279,161,012.06	39.526%
- PLUS Loans	4.246%	9,850	$57,440,124.91	8.133%
- SLS Loans	5.441%	747	$2,986,512.18	0.423%

- Total	3.282%	209,453	$706,267,180.19	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.268%	165,874	$606,751,156.45	85.910%
-Two Year	3.331%	32,950	$72,982,444.83	10.334%
-Technical	3.470%	10,602	$26,473,076.62	3.748%
-Other	3.896%	27	$60,502.29	0.009%

- Total	3.282%	209,453	$706,267,180.19	100.000%

VI. 2002-3 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$5,093,776.67
B	Interest Subsidy Payments Accrued During Collection Period				945,666.48
C	SAP Payments Accrued During Collection Period				1,311,013.18
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				266,308.82
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
F	Net Expected Interest Collections				$7,616,765.15

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$7,616,765.15
	iv	Primary Servicing Fee			$1,699,018.32
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$10,310.17
	vii	Total Pool Balance at Beginning of Collection Period			$813,715,172.20
	viii	Student Loan Rate (ii/i)*((iii-iv-v-vi)/vii)			2.86230%

H	Floating Rate Swap Payments Due to the Trust

			Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Aggregate Notional Swap Amounts	-	$25,536,460.13	$232,000,000.00	$512,277,000.00	$45,936,000.00

	ii	Libor Based Interest Rates	0.00000%	1.70000%	1.74000%	1.80000%	2.13000%
	iii	Student Loan Rate Cap	2.86230%	2.86230%	2.86230%	2.86230%	2.86230%

	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00	$0.00	$0.00

VII. 2002-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	(7/26/04-10/25/04)	0.00000%

B	Class A-2 Interest Rate	0.004297222	(7/26/04-10/25/04)	1.70000%

C	Class A-3 Interest Rate	0.004398333	(7/26/04-10/25/04)	1.74000%

D	Class A-4 Interest Rate	0.004550000	(7/26/04-10/25/04)	1.80000%

E	Class B Interest Rate	0.005384167	(7/26/04-10/25/04)	2.13000%

VIII. 2002-3 Inputs From Original Data 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$802,506,098.91
	ii	Interest To Be Capitalized	11,209,073.29

	iii	Total Pool	$813,715,172.20
	iv	Specified Reserve Account Balance	2,034,287.93

	v	Total Adjusted Pool	$815,749,460.13

B	Total Note and Certificate Factor		0.53274721422
C	Total Note Balance		$815,749,460.13

D	Note Balance 7/26/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.0567476892	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$25,536,460.13	$232,000,000.00	$512,277,000.00	$45,936,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,034,287.93
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F+VI-D+VI-H-v)		$103,050,050.76	$103,050,050.76

B	Primary Servicing Fees-Current Month		$541,652.44	$102,508,398.32

C	Administration Fee		$20,000.00	$102,488,398.32

D	Swap Fees
	i	Fixed Rate Swap Payment	$5,155.08	$102,483,243.24
	ii	Fixed Rate Swap Payment	$5,155.08	$102,478,088.15

	vi	Total Swap Fees	$10,310.17

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$102,478,088.15
	ii	Class A-2	$109,735.84	$102,368,352.31
	iii	Class A-3	$1,020,413.33	$101,347,938.98
	iv	Class A-4	$2,330,860.35	$99,017,078.63
	v	Class B	$247,327.08	$98,769,751.55

	vi	Total Noteholder’s Interest Distribution	$3,708,336.60

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$98,769,751.55
	ii	Class A-2	$25,536,460.13	$73,233,291.42
	iii	Class A-3	$71,615,726.40	$1,617,565.02
	iv	Class A-4	$0.00	$1,617,565.02
	v	Class B	$0.00	$1,617,565.02

	vi	Total Noteholder’s Principal Distribution	$97,152,186.53

G	Increase to the Specified Reserve Account Balance		$0.00	$1,617,565.02

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,617,565.02

I	Carryover Servicing Fees		$0.00	$1,617,565.02

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,617,565.02
	ii	Class A-2	$0.00	$1,617,565.02
	iii	Class A-3	$0.00	$1,617,565.02
	iv	Class A-4	$0.00	$1,617,565.02
	v	Class B	$0.00	$1,617,565.02

	vi	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,617,565.02	$0.00

X. 2002-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$109,735.84	$1,020,413.33	$2,330,860.35	$247,327.08
	ii	Quarterly Interest Paid		0.00	109,735.84	$1,020,413.33	$2,330,860.35	247,327.08

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due		$0.00	$25,536,460.13	$71,615,726.40	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	25,536,460.13	71,615,726.40	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$25,646,195.97	$72,636,139.73	$2,330,860.35	$247,327.08

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/04		$815,749,460.13
	ii	Adjusted Pool Balance 9/30/04		718,597,273.60

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$97,152,186.53

	iv	Adjusted Pool Balance 6/30/04		$815,749,460.13
	v	Adjusted Pool Balance 9/30/04		718,597,273.60

	vi	Current Principal Due (iv-v)		$97,152,186.53
	vii	Principal Shortfalls from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$97,152,186.53

	ix	Principal Distribution Amount Paid		$97,152,186.53

	x	Principal Shortfall (viii — ix)		$—

C		Total Principal Distribution		$97,152,186.53
D		Total Interest Distribution		3,708,336.60

E		Total Cash Distributions		$100,860,523.13

F	Note Balances		7/26/2004	10/25/2004
	i	A-1 Note Balance
		78442GDP8	$—	$—
		A-1 Note Pool Factor	0.0000000000	0.0000000000

	ii	A-2 Note Balance
		78442GDQ6	$25,536,460.13	$(0.00)
		A-2 Note Pool Factor	0.0567476892	(0.0000000000)

	iii	A-3 Note Balance
		78442GDR4	$232,000,000.00	$160,384,273.60
		A-3 Note Pool Factor	1.0000000000	0.6913115241

	iv	A-4 Note Balance
		78442GDS2	$512,277,000.00	$512,277,000.00
		A-4 Note Pool Factor	1.0000000000	1.0000000000

	v	B Note Balance
		78442GDT0	$45,936,000.00	$45,936,000.00
		B Note Pool Factor	1.0000000000	1.0000000000

G

	Reserve Account Reconciliation
	i	Beginning of Period Balance		$2,034,287.93
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$1,617,565.02

	iv	Total Reserve Account Balance Available		$3,651,852.95
	v	Required Reserve Account Balance		$1,792,013.15

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to Excess Certificate Holder		$1,859,839.80
	viii	Ending Reserve Account Balance		$1,792,013.15

XI.   2002-3 Historical Pool Information

						2003	2002
			7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$802,506,098.91	$827,133,705.45	$889,698,667.50	$1,219,198,183.85	$1,477,552,160.73
	Student Loan Principal Activity
	i	Regular Principal Collections	$92,750,581.63	$22,949,140.89	$58,886,623.95	$255,892,322.83	$99,598,739.14
	ii	Principal Collections from Guarantor	5,812,121.19	4,561,916.10	6,314,601.95	26,476,478.65	5,521,985.59
	iii	Principal Reimbursements	24,414.44	62,991.68	120,030.45	63,676,955.77	172,478,424.39
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$98,587,117.26	$27,574,048.67	$65,321,256.35	$346,045,757.25	$277,599,149.12
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$105,610.14	$79,387.29	$119,209.63	$1,318,920.77	$940,387.54
	ii	Capitalized Interest	(2,453,808.68)	(3,025,829.42)	(2,875,503.93)	(17,865,161.67)	(20,185,559.78)

	iii	Total Non-Cash Principal Activity	$(2,348,198.54)	$(2,946,442.13)	$(2,756,294.30)	$(16,546,240.90)	$(19,245,172.24)
(-)	Total Student Loan Principal Activity		$96,238,918.72	$24,627,606.54	$62,564,962.05	$329,499,516.35	$258,353,976.88
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,253,002.63	$2,839,157.26	$3,278,821.43	$17,851,148.09	$19,191,663.71
	ii	Interest Claims Received from Guarantors	159,427.18	145,638.48	218,226.93	1,232,752.27	222,153.55
	iii	Collection Fees/Returned Items	45,221.56	30,790.42	35,257.16	104,283.19	29,989.97
	iv	Late Fee Reimbursements	197,933.50	139,017.85	180,596.31	639,362.59	444,767.30
	v	Interest Reimbursements	32,549.61	120,530.66	16,435.00	620,832.14	1,876,259.75
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	557,687.70	270,697.57	302,471.31	469,701.11	686,410.66
	viii	Subsidy Payments	1,067,260.50	1,150,773.93	1,321,535.32	8,150,905.27	7,365,587.59

	ix	Total Interest Collections	$5,313,082.68	$4,696,606.17	$5,353,343.46	$29,068,984.66	$29,816,832.53
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$954.04	$2,280.76	$4,025.93	$(820,246.45)	$(689,900.79)
	ii	Capitalized Interest	2,453,808.68	3,025,829.42	2,875,503.93	17,865,161.67	20,185,559.78

	iii	Total Non-Cash Interest Adjustments	$2,454,762.72	$3,028,110.18	$2,879,529.86	$17,044,915.22	$19,495,658.99

	Total Student Loan Interest Activity		$7,767,845.40	$7,724,716.35	$8,232,873.32	$46,113,899.88	$49,312,491.52
(=)	Ending Student Loan Portfolio Balance		$706,267,180.19	$802,506,098.91	$827,133,705.45	$889,698,667.50	$1,219,198,183.85
(+)	Interest to be Capitalized		$10,538,080.26	$11,209,073.29	$11,797,177.86	$12,060,982.13	$16,125,991.01
(=)	TOTAL POOL		$716,805,260.45	$813,715,172.20	$838,930,883.31	$901,759,649.63	$1,235,324,174.86
(+)	Reserve Account Balance		$1,792,013.15	$2,034,287.93	$2,097,327.21	$2,254,399.12	$3,088,310.44
(=)	Total Adjusted Pool		$718,597,273.60	$815,749,460.13	$841,028,210.52	$904,014,048.75	$1,238,412,485.30

XII. 2002-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-02	$1,445,408,015	12.28%

Oct-02	$1,340,681,796	17.97%

Jan-03	$1,235,324,175	20.22%

Apr-03	$1,146,276,530	20.52%

Jul-03	$1,106,576,035	18.08%

Oct-03	$986,809,641	20.67%

Jan-04	$901,759,650	21.29%

Apr-04	$838,930,883	20.96%

Jul-04	$813,715,172	19.18%

Oct-04	$716,805,260	20.81%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.